ERIE INDEMNITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share data)

	Three months	Three months ended	Nine months ended	Nine months ended
	ended Sept. 30	Sept. 30	Sept. 30	Sept. 30
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	2004	2003	2004	2003

OPERATING REVENUE:
Management fee revenue-net	$232,837	$219,001	$684,539	$634,785
Premiums earned	52,862	48,358	154,576	140,759
Service agreement revenue	5,384	6,667	16,207	20,014

Total operating revenue	291,083	274,026	855,322	795,558

OPERATING EXPENSES:
Cost of management operations	177,659	160,416	521,599	467,030
Losses and loss expenses incurred	34,602	38,723	112,642	115,587
Policy acquisition and other underwriting expenses	12,153	11,168	35,906	32,302
Total operating expenses	224,414	210,307	670,147	614,919

Investment income — Unaffiliated
Investment income, net of expenses	14,795	14,477	45,048	43,015
Net realized gains on investments	859	1,846	6,743	5,815
Equity in earnings (losses) of limited
partnerships	3,845	1,311	5,765	(1,435)

Total investment income - unaffiliated	19,499	17,634	57,556	47,395

Income before income taxes and equity in earnings of Erie Family
Life Insurance Co.	86,168	81,353	242,731	228,034
Provision for income taxes	29,141	27,124	81,865	76,107
Equity in earnings of Erie Family Life Insurance Company, net of tax	1,539	2,008	4,227	4,668
Net income	$58,566	$56,237	$165,093	$156,595

Net income per share — basic	$0.83	$0.79	$2.34	$2.21

Net income per share — diluted	$0.83	$0.79	$2.34	$2.20

Weighted average shares outstanding	70,186	70,997	70,584	70,997
DIVIDENDS DECLARED
Class A non-voting common	$0.215	$0.19	$0.645	$0.57

Class B common	32.25	28.50	96.75	85.50

ERIE INDEMNITY COMPANY

CONSOLIDATED STATEMENTS OF OPERATIONS — SEGMENT BASIS

(Amounts in thousands, except per share data)

	Three months	Three months ended	Nine months ended	Nine months ended
	ended Sept. 30	Sept. 30	Sept. 30	Sept. 30
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	2004	2003	2004	2003

MANAGEMENT OPERATIONS
Management fee revenue	$246,388	$231,747	$724,379	$671,730
Service agreement revenue	5,384	6,667	16,207	20,014

Total revenue from management operations	251,772	238,414	740,586	691,744
Cost of management operations	187,999	169,752	551,957	494,212

Income from management operations	63,773	68,662	188,629	197,532

INSURANCE UNDERWRITING OPERATIONS
Premiums earned	52,862	48,358	154,576	140,759

Losses and loss adjustment expenses incurred	34,602	38,723	112,642	115,587
Policy acquisition and other underwriting expenses	15,365	14,578	45,389	42,065
Total losses and expenses	49,967	53,301	158,031	157,652

Underwriting gain (loss)	2,895	(4,943)	(3,455)	(16,893)

INVESTMENT OPERATIONS
Net investment income	14,795	14,477	45,048	43,015
Net realized gains on investments	859	1,846	6,743	5,815
Equity in earnings (losses) of limited
partnerships	3,845	1,311	5,765	(1,435)
Equity in earnings of Erie Family Life Insurance Company	1,654	2,160	4,545	5,019
Net revenue from investment operations	21,153	19,794	62,101	52,414
Income before income taxes	87,821	83,513	247,275	233,053
Provision for income taxes	29,255	27,276	82,182	76,458
Net income	$58,566	$56,237	$165,093	$156,595

Net income per share — basic	$0.83	$0.79	$2.34	$2.21

Net income per share — diluted	$0.83	$0.79	$2.34	$2.20

WEIGHTED AVERAGE SHARES OUTSTANDING	70,186	70,997	70,584	70,997

Amounts presented on a segment basis are presented gross of intercompany/intersegment items

ERIE INDEMNITY COMPANY

CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

(Amounts in thousands, except per share data)

	September 30	December 31
	2004	2003
	(unaudited)
ASSETS
Investments
Fixed maturities	$981,989	$879,361
Equity securities
Preferred stock	141,024	148,952
Common stock	39,356	40,451
Other invested assets	127,190	116,400

Total investments	1,289,559	1,185,164
Cash and cash equivalents	79,167	87,192
Equity in Erie Family Life Insurance Company	58,104	56,072
Premiums receivable from policyholders	295,119	266,957
Receivables from affiliates	1,079,669	984,146
Other assets	180,379	175,076

Total assets	2,981,997	2,754,607

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Unpaid losses and loss adjustment expenses	905,930	845,536
Unearned premiums	493,313	449,606
Other liabilities	344,202	295,295

Total liabilities	1,743,445	1,590,437
Total shareholders’ equity	1,238,552	1,164,170

Total liabilities and shareholders’ equity	$2,981,997	$2,754,607
Book value per share	$17.68	$16.40
Shares outstanding	70,040	70,997

Selected financial data of Erie Insurance Exchange:

The selected financial data below is derived from the Erie Insurance Exchange’s financial statements prepared in accordance with Statutory Accounting Principles. In the opinion of management, all adjustments consisting only of normal recurring accruals, considered necessary for a fair presentation have been included. The financial data set forth below is only a summary.

	Three months	Three months ended	Nine months ended	Nine months ended
	ended Sept. 30	Sept. 30	Sept. 30	Sept. 30
(In thousands)	2004	2003	2004	2003

Statutory Accounting Basis	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Premiums earned	$937,357	$866,860	$2,741,960	$2,501,654

Losses and loss adjustment expenses	573,469	793,975	1,830,851	2,116,828
Insurance underwriting and other expenses	271,123	247,732	790,223	756,597
Net underwriting gain (loss)	92,765	(174,817)	120,886	(371,771)

Net investment income	70,685	61,138	202,179	172,313
Net realized gains	45,371	76,693	76,550	154,907
Federal income tax expense (benefit)	63,525	(12,858)	119,725	(59,539)
Net income (loss)	$145,296	($24,128)	$279,890	$14,988

	As of	As of
(In thousands)	Sept. 30,	Dec. 31,
Statutory Accounting Basis	2004	2003

	(unaudited)
Cash and invested assets	$7,223,864	$7,024,796
Other assets	1,180,043	1,020,830

Total assets	8,403,907	8,045,626

Claims and unearned premium reserves	4,916,395	4,616,687
Other liabilities	835,380	999,854

Total liabilities	5,751,775	5,616,541
Policyholders’ surplus	2,652,132	2,429,085

Total liabilities and policyholders surplus	$8,403,907	$8,045,626

ERIE INDEMNITY COMPANY
RECONCILIATION OF PROPERTY AND CASUALTY GROUP TO INDEMNITY RESULTS

	Three months	Three months ended	Nine months ended	Nine months ended
	ended Sept. 30	Sept. 30	Sept. 30	Sept. 30
	2004	2003	2004	2003
Underwriting results of the Property and Casualty Group-(SAP Basis)
Direct underwriting results
Direct written premiums	$1,045,785	$971,029	$3,084,470	$2,810,123

Premiums earned	998,231	892,789	2,900,590	2,566,465
Loss and loss adjustment expense incurred	604,944	786,847	1,911,122	2,145,901
Underwriting expense incurred	281,378	250,311	818,876	764,067
Dividends to policyholders	3,962	4,931	12,198	14,652
Other expenses	4,031	3,675	10,614	8,999

Direct underwriting income (loss)	103,916	(152,975)	147,780	(367,154)
Nonaffiliated reinsurance underwriting results-net
Assumed voluntary-less ceded retrocessions	6,029	6,865	9,874	8,235
Assumed voluntary	(5,992)	(6,372)	(14,860)	(7,024)
Ceded reinsurance	8,023	27,490	24,387	23,573

Nonaffiliated reinsurance underwriting loss	(7,986)	(26,997)	(29,373)	(22,362)
Net underwriting gain (loss) (SAP Basis)	95,930	(179,972)	118,407	(389,516)

ERIE INDEMNITY INSURANCE UNDERWRITING OPERATIONS
Percent of pool assumed by the Indemnity Company	5.50%	5.50%	5.50%	5.50%

Indemnity preliminary underwriting income (loss)	5,276	(9,898)	6,512	(21,423)
Excess-of-loss premiums ceded to the Exchange	(842)	(1,150)	(2,524)	(2,300)
Reinsurance (charges) recoveries under excess-of-loss	(1,159)	7,074	(6,088)	7,196
SAP to GAAP adjustments	(380)	(969)	(1,355)	(366)

Indemnity underwriting income (loss)	2,895	(4,943)	(3,455)	(16,893)

Net Property & Casualty Group (SAP Basis)
Loss and LAE Ratio	61.3	90.9	67.1	84.4
Underwriting ratio	26.9	25.6	26.4	27.0
Policyholder dividends ratio	0.4	0.5	0.4	0.6

Statutory combined ratio	88.6	117.0	93.9	112.0

Adjusted combined ratio, excluding profit component	83.0	110.7	88.3	105.7
Loss ratio points from catastrophes	3.6	12.0	2.2	6.3
Loss ratio points from prior accident year reserve development-(redundancy) deficiency	(3.2)	(0.2)	(4.3)	1.0
Erie Indemnity Company
GAAP combined ratio	94.5	110.2	102.2	112.0
GAAP loss ratio points from catastrophes	3.7	12.5	2.3	6.5

SAP Basis represents statutory accounting principles as codified by the National Association of Insurance Commissioners (NAIC)

	Three months	Three months ended		Nine months ended	Nine months ended
	ended Sept. 30	Sept. 30		Sept. 30	Sept. 30
	(in thousands)	(in thousands)%		(in thousands)	(in thousands)%
	2004	2003	Change	2004	2003	Change

Private passenger auto	$126,724	$121,065	4.7%	$362,672	$343,820	5.5%
Commercial auto	18,587	18,008	3.2	59,956	57,115	5.0
Homeowner	49,962	42,962	16.3	132,615	110,491	20.0
Commercial multi-peril	25,192	23,127	8.9	80,302	74,573	7.7
Workers’ compensation	20,491	18,716	9.5	64,319	61,344	4.8
All other lines of business	10,032	9,169	9.4	30,215	27,087	11.5

	250,988	233,047	7.7%	730,079	674,430	8.3%
Allowance for management fee returned on cancelled policies	4,600	1,300		5,700	2,700
Total management fee revenue	$246,388	$231,747	6.3%	$724,379	$671,730	7.8%

Growth rates of policies in force for Property and Casualty Group insurance operations:

	Private	12-mth.		12-mth.	All other	12-mth.	Total	12-mth.

	passenger	growth		growth	personal lines	growth	Personal	growth

Date	auto	rate	Homeowners	rate	of business	rate	lines	rate

06/30/03	1,650,225	9.1%	1,293,575	12.8%	264,423	14.0%	3,208,223	11.0%

09/30/03	1,666,285	7.2	1,316,775	10.6	269,640	12.2	3,252,700	9.0

12/31/03	1,672,621	5.1	1,327,842	7.9	272,547	9.2	3,273,010	6.6

03/31/04	1,678,496	3.4	1,335,763	5.8	275,970	7.2	3,290,229	4.7

06/30/04	1,686,524	2.2	1,347,409	4.2	278,547	5.3	3,312,480	3.3

09/30/04	1,682,561	1.0	1,350,899	2.6	278,707	3.4	3,312,167	1.9

Growth rates of policies in force for Property and Casualty Group insurance operations:

		12-mth.	CML*	12-mth.		12-mth.	All other	12-mth.	Total	12-mth.

	CML*	growth	multi-	growth	Workers’	growth	CML* lines	growth	CML*	growth

Date	auto	rate	peril	rate	comp.	rate	of business	rate	lines	rate

06/30/03	112,911	10.2%	201,614	12.2%	61,932	11.4%	83,826	10.5%	460,283	11.3%

09/30/03	114,339	8.5	205,127	10.5	62,396	8.8	85,789	9.8	467,651	9.7

12/31/03	115,171	6.6	206,533	8.3	62,282	5.7	86,409	8.3	470,395	7.5

03/31/04	115,760	5.3	206,937	6.2	61,378	2.1	86,344	6.1	470,419	5.4

06/30/04	117,060	3.7	209,795	4.1	60,735	(1.9)	87,172	4.0	474,762	3.1

09/30/04	117,090	2.4	210,012	2.4	59,863	(4.1)	87,921	2.5	474,886	1.5

Growth rates of policies in force for Property and Casualty Group insurance operations:

		12-mth.

	Total all	growth

Date	lines	rate

06/30/03	3,668,506	11.0%

09/30/03	3,720,351	9.0

12/31/03	3,743,405	6.7

03/31/04	3,760,648	4.7

06/30/04	3,787,242	3.2

09/30/04	3,787,053	1.8

*CML = Commercial

Policy retention trends for Property and Casualty Group insurance operations:

	Private			CML*		All other

	passenger	CML*		multi-	Workers’	lines of

Date	auto	auto	Homeowners	peril	comp.	business	Total

06/30/03	92.2%	91.1%	90.5%	88.4%	89.4	88.4%	90.1%

09/30/03	91.9	90.4	90.1	88.0	88.9	88.4	90.6

12/31/03	91.6	89.8	89.5	87.5	88.1	88.2	90.2

03/31/04	91.2	89.7	89.0	87.6	88.1	87.5	89.8

06/30/04	90.7	89.0	88.4	86.7	86.7	86.8	89.2

09/30/04	90.3	88.5	87.9	86.0	86.2	86.0	88.7

*CML = Commercial

ERIE INDEMNITY COMPANY

PROPERTY & CASUALTY GROUP ADJUSTED COMBINED RATIO BY
MAJOR LINES OF BUSINESS (SAP BASIS)

	Quarter to date	Quarter to date	Year to date	Year to date
	Sept. 30	Sept. 30	Sept. 30	Sept. 30
	2004	2003	2004	2003
Private passenger auto	85.3%	95.5%	97.1%	100.6%
Home protector	74.4%	136.1%	77.5%	115.3%
Other personal lines	88.4%	111.2%	79.1%	96.8%
Total personal	82.7%	105.5%	87.8%	103.9%
Commercial multi-peril	59.8%	106.3%	78.0%	114.9%
Commercial auto	96.0%	100.5%	89.8%	99.2%
Workers’ compensation	101.2%	158.1%	103.7%	128.6%
Other commercial lines	90.7%	97.8%	75.9%	79.1%
Total commercial	84.1%	119.4%	88.9%	112.4%
Grand total-direct business only	82.9%	109.6%	88.1%	106.4%

Total-net of reinsurance	83.0%	110.7%	88.3%	105.7%

ERIE INDEMNITY COMPANY

RECONCILIATION OF OPERATING INCOME TO NET INCOME

(Amounts in thousands, except per share data)

Definition on Non-GAAP and Operating Measures

Operating income, a non-GAAP measure, is income excluding realized capital gains and losses, after tax. Realized capital gains and losses which are included in the Company’s equity in earnings of Erie Family Life Insurance Company and equity in earnings of limited partnerships are not excluded from net income to compute operating income. Net income is the GAAP measure that is most directly comparable to operating income. The Company’s method of calculating this measure may differ from those used by other companies and therefore comparability may be limited.

The Company uses operating income to evaluate their results of operations. It reveals trends in the Company’s management services, insurance underwriting and investment operations that may be obscured by the net effects of realized capital gains and losses. These items may vary significantly between periods and are generally driven by business decisions and economic developments such as capital market conditions, the timing of which is unrelated to management services and insurance underwriting processes of the Company. The Company believes operating income is useful for investors to evaluate these components separately and in the aggregate when reviewing the Company’s performance. The Company is aware that the price to earnings multiple commonly used by investors as a forward-looking valuation technique uses operating income as the denominator. Operating income should not be considered as a substitute for net income and does not reflect the overall profitability of the Company’s business.

The following table reconciles operating income and net income for the three and nine months ended September 30, 2004 and 2003.

	Three months	Three months ended	Nine months ended	Nine months ended
	ended Sept. 30	Sept. 30	Sept. 30	Sept. 30
(in thousands)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	2004	2003	2004	2003
Operating income	$58,007	$55,038	$160,710	$152,815
Net realized gains on investments	859	1,846	6,743	5,815
Income tax expense on realized gains	(300)	(647)	(2,360)	(2,035)

Realized gains net of income tax expense	559	1,199	4,383	3,780
Net income	$58,566	$56,237	$165,093	$156,595

	Per share	Per share	Per share	Per share
	information	information	information	information
	Three months	Three months	Nine months	Nine months
	ended Sept. 30	ended Sept. 30	ended Sept. 30	ended Sept. 30
(in thousands)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
	2004	2003	2004	2003

Operating income	0.83	.078	2.28	2.15
Net realized gains on investments	0.01	0.02	0.10	0.08
Income tax expense on realized gains	(0.01)	(0.01)	(0.04)	(0.02)

Realized gains net of income tax expense	(0.00)	0.01	0.06	0.06
Net income	0.83	0.79	2.34	2.21